EXHIBIT 4(c)















                   OUTSIDE DIRECTORS STOCK PLAN
             FOR SUBSIDIARIES OF THE SOUTHERN COMPANY


                    Effective January 1, 1995
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                   OUTSIDE DIRECTORS STOCK PLAN
             FOR SUBSIDIARIES OF THE SOUTHERN COMPANY


             ARTICLE I - PURPOSE AND ADOPTION OF PLAN

     1.1  Adoption.  Subject to (a) the approval of the adoption by the Board of Directors of The Southern Company ("Company") of

the Outside Directors Stock Plan for Subsidiaries of The Southern

Company (the "Plan") by the shareholders of the Company at the annual meeting thereof to be held on May 24, 1995, and (b) the

Company's receipt of the requisite approval of the issuance of the Stock pursuant to the Plan by the Securities and Exchange

Commission (the "Commission") under the Public Utility Holding

Company Act of 1935, as amended, and the rules thereunder, The

Southern Company hereby adopts the Outside Directors Stock Plan for Subsidiaries of The Southern Company, effective January 1,

1995.

     1.2  Purpose.  The Plan is designed to more closely align

the interests of Directors of the System Companies (defined

herein) with the interests of the shareholders of the Company through ownership of the Company's common stock, par value $5.00 per share (the "Stock").
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                     ARTICLE II - DEFINITIONS

     2.1  "Affiliated Employer" shall mean any corporation which is a member of the controlled group of corporations of which The

Southern Company is the common parent corporation.

     2.2  "Board of Directors" shall mean the Board of Directors of each System Company.

     2.3  "Commission" shall mean the Securities and Exchange

Commission.

     2.4  "Company" shall mean The Southern Company.

     2.5  "Director" shall mean any person (a) who serves on the

Board of Directors of one or more System Companies on or after

January 1, 1995; and (b) who is not an active employee of The

Southern Company or an Affiliated Employer.

     2.6  "Effective Date" shall mean January 1, 1995.

     2.7  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.8  "Market Value" shall mean the average of the high and low prices of the Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions,

on the date such market value is to be determined (or the average of the high and low sale prices on the trading day immediately preceding such determination date if the Stock is not traded on the applicable valuation date).

     2.9  "Participant" shall mean each Director on the Board of

Directors of a System Company who meets the requirements of

Section 3.1 of the Plan.
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     2.10 "Plan" shall mean the Outside Directors Stock Plan for

Subsidiaries of The Southern Company, as amended from time to time.

     2.11 "Plan Administrator" shall mean the Compensation

Committee of the Board of Directors of The Southern Company.

     2.12 "Plan Year" shall mean the calendar year.

     2.13 "Retainer Fee" shall mean the annual rate of the fees paid to a Director for service on the Board of Directors of a

System Company, but excluding reimbursements for expenses and any fees or compensation for (a) attendance at the meetings of the

Board of Directors or any committee, (b) service on a committee,

and (c) service at the request of the Board of Directors or a committee.

     2.14 "Stock" shall mean the Company's common stock, par

value $5.00 per share.

     2.15 "System Company" shall mean any affiliate or subsidiary of The Southern Company which the Board of Directors of The

Southern Company may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The System Companies that have adopted the Plan are listed in Schedule A, attached hereto, as such Schedule may be amended from time to time.



     The masculine pronoun shall be construed to include the

feminine pronoun and the singular shall include the plural, where the context so requires.
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                    ARTICLE III - ELIGIBILITY

     3.1  Eligibility Requirements.

     (a)  Except as provided in Subsections (b) and (c) below,

each Director who serves on a Board of Directors of a System

Company shall become a Participant in the Plan on the first date such Director serves on the Board of Directors of a System

Company.

     (b)  For purposes of the initial Plan Year, a Director who serves on the Board of Directors of Georgia Power Company or

Alabama Power Company shall become a Participant in the Plan on the Effective Date, subject to (1) approval of the Plan by the shareholders of the Company at the annual meeting thereof to be held on May 24, 1995, and (2) the Company's receipt of the

requisite approval of the Plan by the Commission under the Public

Utility Holding Company Act of 1935, as amended, and the rules thereunder.

     (c)  For purposes of the initial Plan Year, a Director who serves on the Board of Directors of Gulf Power Company,

Mississippi Power Company or Savannah Electric and Power Company

shall become a Participant in the Plan on the later of (1) the date the Plan is approved by the shareholders of the Company at the annual meeting thereof to be held on May 24, 1995, and (2)

the Company's receipt of the requisite approval of the Plan by the Commission under the Public Utility Holding Company Act of

1935, as amended, and the rules thereunder.
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       ARTICLE IV - FORM AND TIME OF BENEFIT DISTRIBUTIONS

     4.1  Stock Grant.  Each Participant shall receive a portion of his annual Retainer Fee in Stock, with the remainder of such annual Retainer Fee to be payable, in increments elected by the

Director in accordance with Section 4.2 below, in cash or in

Stock.  The portion of the annual Retainer Fee required to be paid in Stock pursuant to this Section 4.1 shall be stated in

Schedule B, attached hereto, as such Schedule shall be amended from time to time.

     4.2 Election to Determine Percentage or Amount of

Compensation to be Paid in Stock.  Each Participant shall have a one-time opportunity to elect to have the remaining portion of his Retainer Fee paid in cash or Stock of the Company, or a

combination thereof.  Such election shall be made at the time specified by the Plan Administrator on a form provided to the

Participant by the Plan Administrator, which form shall

acknowledge that once made, such election is irrevocable.

Notwithstanding the foregoing, if, when and as permitted by the

Commission, the Plan Administrator may allow a Participant to elect to change the amount of their Retainer Fee paid in Stock;

provided that such election shall not affect the dollar amount of such Participant's required Stock distribution stated in Schedule

B attached hereto.  Nothing contained in this Section 4.2 shall be interpreted in such a manner as would disqualify the Plan from treatment as a "formula plan" under Rule 16b-3, as promulgated by
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the Commission under the Exchange Act, as that rule may be

amended from time to time.

     4.3  Amount and Date of Payment for Stock Compensation.

     (a)  For any Plan Year in which a Director is a Participant for the full Plan Year, any Stock compensation due a Participant pursuant to Sections 4.1 and 4.2 above shall be payable on a quarterly basis, with the first such quarterly distribution being made on April 1 and succeeding quarterly distributions being made on July 1, October 1, and January 1.  The amount of Stock to be distributed to a Participant shall initially be determined by first dividing the Participant's required and elected dollar amount of Stock compensation by four (4) and then dividing such quarterly quotient by the market value of the Stock on the date one day prior to the date of distribution, with subsequent

distributions based on such quarterly quotient divided by the market value of the Stock on the date one day prior to the date of each subsequent distribution.

     (b)  Notwithstanding the foregoing, for purposes of the 1995

Plan Year, Stock distributions shall be made as follows:

          (1)  For Participants who are Directors of Alabama

Power Company or Georgia Power Company on January 1, 1995, no

Stock distributions shall be made prior to receipt of the

requisite approval described in Section 1.1; provided, however,

that once the requisite approval of the Plan is received, the

Stock distribution shall be made on the first quarterly date following such approval and shall include any Stock distributions
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which would have been made had the requisite approval been

obtained on the Effective Date. The Stock distributions to be made in accordance with this Section 4.3(b)(1) shall be valued in accordance with the provisions of Section 4.3(a).

          (2)  For Participants who are Directors of Gulf Power

Company, Mississippi Power Company or Savannah Electric and Power

Company, no Stock distributions shall be made prior to receipt of the requisite approval described in Section 1.1; provided,

however, that once the requisite approval of the Plan is

received, the Stock distribution to be made to Participants

pursuant to this Section 4.3(b)(2) shall be made on the first quarterly date following such approval.  The Stock distributions to be made pursuant to this Section 4.3(b)(2) shall not include any Stock distributions attributable to any calendar quarter prior to the time the requisite approval is received. The Stock distributions to be paid in accordance with this Section

4.3(b)(2) shall be valued in accordance with the provisions of

Section 4.3(a).

     4.4  Death Benefits.  No benefits shall be payable under the

Plan to any beneficiary of a Participant following a

Participant's death.
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                ARTICLE V - ADMINISTRATION OF PLAN

     5.1  Administrator.  The general administration of the Plan shall be the responsibility of the Compensation Committee of the

Board of Directors of The Southern Company, as Plan

Administrator.

     5.2  Powers. The Plan Administrator shall administer the

Plan in accordance with its terms and shall have all powers

necessary to carry out the provisions of the Plan more

particularly set forth herein.  It shall interpret the Plan and shall have the discretion to determine all questions arising in the administration, interpretation and application of the Plan,

including any ambiguities contained herein or any questions of fact.  Any such determination by it shall be conclusive and

binding on all persons.  It may adopt such regulations as it deems desirable for the conduct of its affairs.  It may appoint such accountants, counsel, actuaries, specialists and other

persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the

service of process.

     5.3  Duties of the Plan Administrator.

     (a) The Plan Administrator is responsible for the daily

administration of the Plan.  It may appoint other persons or entities to perform any of its fiduciary functions.  The Plan

Administrator and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties.  The Plan Administrator
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shall have the right to remove any such appointee from his

position.  Any person, group of persons or entity may serve in more than one fiduciary capacity.

     (b)  The Plan Administrator shall maintain accurate and

detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan.  Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Board of

Directors of each System Company.

     (c)  The Plan Administrator shall take all steps necessary to ensure that the Plan complies with the law at all times.

These steps shall include such items as the preparation and

filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and transmission of all notices required to be given to

Participants; the receipt and dissemination, if required, of all reports and information received from a System Company; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan.

The Plan Administrator shall keep a record of all of its

proceedings and acts, and shall keep all such books of account,

records and other data as may be necessary for proper

administration of the Plan.

     5.4  Indemnification.  The System Companies shall indemnify the Plan Administrator against any and all claims, losses,
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damages, expenses and liability arising from any action or

failure to act, except when the same is finally judicially

determined to be due to gross negligence or willful misconduct.

The System Companies may purchase at their own expense sufficient liability insurance for the Plan Administrator to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Plan Administrator.
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                    ARTICLE VI - MISCELLANEOUS

     6.1  Assignment.  Neither the Participant nor his legal

representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

     6.2  Amendment and Termination.  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Board of Directors of The Southern Company or by the Compensation Committee with the approval of The Southern

Company Board of Directors, upon execution of a duly authorized written document; provided, however, that, without the approval of the shareholders of the Company entitled to vote thereon, no amendment may be made which would, absent such shareholder

approval, disqualify the Plan for coverage under Rule 16b-3, as promulgated by the Commission under the Exchange Act, as that rule may be amended from time to time; and provided further that the Plan may not be amended more than once every six (6) months unless such amendment is made in order to comply with changes to either the Internal Revenue Code of 1986, as amended, or the

Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder. Notwithstanding the foregoing, no such amendment or termination shall impair any rights to payments to
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which a Participant may be entitled prior to the effective date of such amendment or termination.

     6.3  No Guarantee of Continued or Future Service on a Board

of Directors.  Participation hereunder shall not be construed as creating a right in any Director to continued service or future service on the Board of Directors of any System Company.

Participation hereunder does not constitute an employment

contract between any Director and any System Company.

     6.4  Construction.  This Plan shall be construed in

accordance with and governed by the laws of the State of Georgia,

to the extent such laws are not otherwise superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Board of Directors of The Southern

Company, through its duly authorized officers, has adopted this

Outside Directors Stock Plan for Subsidiaries of The Southern

Company this        day of                    , 1994, to be

effective as provided herein.



                              THE SOUTHERN COMPANY:


(CORPORATE SEAL)
                              By:______________________________
                              Its:


Attest:



By: ________________________
Its:

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                   OUTSIDE DIRECTORS STOCK PLAN
             FOR SUBSIDIARIES OF THE SOUTHERN COMPANY

                            SCHEDULE A




     The System Companies as of January 1, 1995 are:


          Alabama Power Company
          Georgia Power Company
          Gulf Power Company
          Mississippi Power Company
          Savannah Electric and Power Company
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                   OUTSIDE DIRECTORS STOCK PLAN
             FOR SUBSIDIARIES OF THE SOUTHERN COMPANY

                            SCHEDULE B
                    As of January 1, 1995



The portion of a Participant's Retainer Fee required to be distributed in common stock of The Southern Company shall be determined in accordance with the following schedule:



                              Dollar Amount
Company                  of Required Stock Distribution

Alabama Power Company              $3000.00

Georgia Power Company              $3000.00

Gulf Power Company                 $2000.00

Mississippi Power Company          $2000.00

Savannah Electric and Power        $2000.00
  Company